UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2020

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard Palm Beach Gardens, Florida 33418
(Address of principal executive offices, including zip code)
(561) 365-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On June 19, 2020, Carrier Global Corporation (“Carrier”) completed its previously announced private placement of $750 million of 2.700% Notes due 2031 (the “Notes”).  Carrier expects to use the net proceeds from the sale of the Notes, which further enhance its liquidity and financial flexibility during the ongoing COVID-19 pandemic, for general corporate purposes.

The Notes were issued under the Indenture, dated as of February 27, 2020, between Carrier and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 2, dated June 19, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.  The Notes have not been and will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes are unsecured, unsubordinated debt obligations, and rank equally with Carrier’s other existing and future unsecured, unsubordinated obligations.

In connection with the issuance of the Notes, Carrier entered into the Registration Rights Agreement (the “Registration Rights Agreement”), dated June 19, 2020, by and among Carrier, J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the initial purchasers with respect to the Notes.  Pursuant to the Registration Rights Agreement, Carrier has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for new notes (the “Exchange Notes”) under the Securities Act having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to additional interest or transfer restrictions) or, in certain circumstances, to file a shelf registration statement with respect to resales of the Notes.

The foregoing descriptions of the Notes, the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their respective entireties by reference to the full text of the Base Indenture, the Second Supplemental Indenture, the form of Note and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto respectively and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1*
Indenture, dated February 27, 2020, between Carrier Global Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Carrier Global Corporation’s Registration Statement on Form 10 filed with the SEC on March 11, 2020, File No. 001-39220)

4.2	Supplemental Indenture No. 2, dated June 19, 2020, between Carrier Global Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 2.700% Senior Note due 2031 (included as Annex I to Exhibit 4.2 hereto)

4.4	Registration Rights Agreement, dated June 19, 2020, by and among Carrier Global Corporation, J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	Incorporated by reference and not filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)

Date: June 19, 2020	By:	/s/ Ariel R. David
Ariel R. David
Vice President, Assistant Secretary & Associate General Counsel